SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2022

WEJO GROUP LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-41091	98-1611674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Canon’s Court 22 Victoria Street Hamilton Bermuda	HM12
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 8002 343065

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuantto Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common shares, par value $0.001 per share	WEJO	The NASDAQ Stock Market LLC

Warrants, each whole warrant exercisable for one share of common shares at an exercise price of $11.50	WEJOW	The NASDAQ Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On February 14, 2022, Wejo Group Limited (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with CF Principal Investments LLC (“CF Principal Investments”). Pursuant to the Purchase Agreement, the Company has the right to sell to CF Principal Investments up to the lesser of (i) $100,000,000 of newly issued shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) the Exchange Cap (as defined below) (subject to certain conditions and limitations), from time to time during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the option of the Company, and the Company is under no obligation to sell any securities to CF Principal Investments under the Purchase Agreement.

Upon the satisfaction of the conditions to CF Principal Investments’ purchase obligation set forth in the Purchase Agreement (the “Commencement”), including that a registration statement registering, the resale by CF Principal Investments of shares of Common Stock issued to it by the Company under the Purchase Agreement (the “Initial Resale Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), which we agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC, we will have the right, but not the obligation, from time to time at our sole discretion over the 36-month period from and after the Commencement, to direct CF Principal Investments to purchase up to a specified maximum amount of shares of Common Stock as set forth in the Purchase Agreement by delivering written notice to CF Principal Investments prior to the commencement of trading of the Common Stock on The Nasdaq Global Market on any trading day, so long as, all shares of Common Stock subject to all prior purchases by CF Principal Investments under the Purchase Agreement have theretofore been received by CF Principal Investments electronically as set forth in the Purchase Agreement. The purchase price of the shares of Common Stock that we elect to sell to CF Principal Investments pursuant to the Purchase Agreement will be determined by reference to the volume weighted average price of the Common Stock (“VWAP”) during the applicable purchase date on which the Company has timely delivered written notice to CF Principal Investments directing it to purchase shares of Common Stock under the Purchase Agreement, less a fixed 3.5% discount to such VWAP.

From and after Commencement, the Company will control the timing and amount of any sales of shares of Common Stock to CF Principal Investments. Actual sales of shares of Common Stock to CF Principal Investments under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Stock and the Company’s needs for financing resources.

Under the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”), in no event may we issue to CF Principal Investments under the Purchase Agreement more than 18,780,646 shares of Common Stock, which number of shares is equal to 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average purchase price per share for all of the shares of Common Stock sold to CF Principal Investments under the Purchase Agreement equals or exceeds the lower of (a) the Nasdaq official closing price for the Common Stock on the trading day immediately preceding the execution of the Purchase Agreement and (b) the arithmetic average of the five Nasdaq official closing prices for the Common Stock during the five-trading day period ending on (and including) the trading day immediately preceding the execution of the Purchase Agreement, as adjusted pursuant to applicable Nasdaq rules. Moreover, we may not issue or sell any shares of Common Stock to CF Principal Investments under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by CF Principal Investments and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in CF Principal Investments beneficially owning more than 4.99% of the outstanding shares of Common Stock.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency at which the Company elects to sell shares of Common Stock to CF Principal Investments and the prices realized through those sales. To the extent the Company sells shares of Common Stock under the Purchase Agreement, the Company currently plans to use any proceeds therefrom for working capital and general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering (with certain limited exceptions) into a “Variable Rate Transaction,” as defined in the Purchase Agreement. At no time prior to the date of the Purchase Agreement has the Investor engaged in or effected, in any manner whatsoever, directly or indirectly for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock that remains in effect as of the date of the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month following the 36-month anniversary of the effective date of the Initial Registration Statement (which term may be extended by the parties), (ii) the date on which CF Principal Investments shall have purchased $100,000,000 of shares of Common Stock from the Company under the Purchase Agreement, (iii) the date on which the Common Stock shall have failed to be listed or quoted on The Nasdaq Global Market or another U.S. national securities exchange identified as an “eligible principal market” in the Purchase Agreement, and (iv) the date on which the Company commences a voluntary bankruptcy proceeding or any Person (as defined in the Purchase Agreement) commences a bankruptcy proceeding against the Company, a Custodian (as defined in the Purchase Agreement) is appointed for the Company or for all or substantially all of its property under applicable bankruptcy laws, or (C) the date on which the Company makes a general assignment for the benefit of its creditors. The Company has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon three (3) trading days’ prior written notice to CF Principal Investments. Neither the Company nor CF Principal Investments may assign or transfer its rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the parties after the date that is one trading day immediately prior to the date on which the Initial Resale Registration Statement is filed by the Company with the SEC.

As consideration for CF Principal Investments’ commitment to purchase shares of Common Stock at the Company’s direction upon the terms and subject to the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, on February 14, 2022, the Company issued 715,991 shares of its Common Stock to CF Principal Investments.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to, and incorporate herein by reference, the full text of the Purchase Agreement and the Registration Rights Agreement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Shares, nor shall there be any sale of Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety.

The shares of Common Stock that were issued and may be issued under the Purchase Agreement are being offered and sold in a transaction exempt from registration under the Securities Act, in reliance on the exemptions afforded under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. CF Principal Investments has represented to the Company in the Purchase Agreement that it is an “accredited investor,” as defined in Rule 501(a) of Regulation D under the Securities Act, and is acquiring such shares under the Purchase Agreement for investment purposes only and not with a view towards the public sale or distribution thereof in violation of applicable U.S. federal securities laws or applicable state securities or “Blue Sky” laws.

Item 7.01 Regulation FD Disclosure.

On February 14, 2022, the Company issued a press release (the “Press Release”) announcing the Purchase Agreement. A copy of the Press Release is furnished as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

The information in this Item 7.01 of the Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Common Stock Purchase Agreement dated as of 14, 2022 between Wejo Group Limited and CF Principal Investments LLC.
10.2	Registration Rights Agreement dated as of 14, 2022 between Wejo Group Limited and CF Principal Investments LLC.
99.1	Press Release of Wejo Group Limited, dated February 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEJO GROUP LIMITED

Date: February 15, 2022	By:	/s/ John Maxwell
John Maxwell
Chief Financial Officer